Exhibit 99.1

Contact: Brian Turner Chief Financial Officer 425-943-8000

Media Contact: Marci Maule Director Public Relations 425-943-8277

COINSTAR ANNOUNCES SECOND QUARTER RESULTS

BELLEVUE, Wash.—July 27, 2006—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three-month and six-month periods ended June 30, 2006.

Highlights for the second quarter ended June 30, 2006, were as follows:

•	Revenue - $130.3 million

•	EBITDA - $25.6 million (see Appendix A)

•	Free cash flow - $14.2 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share of $0.22 (see reconciliation below)

•	Net income of $4.1 million

Highlights for the six months ended June 30, 2006, were as follows:

•	Revenue - $256.4 million

•	EBITDA - $50.7 million (see Appendix A)

•	Free cash flow - $29.8 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share of $0.44 (see reconciliation below)

•	Net income of $8.3 million

Included in GAAP net income for the second quarter were certain non-cash charges including $1.5 million in amortization of intangible assets, $1.5 million in non-cash stock based compensation and non-cash losses in investments in DVD kiosk companies and amortization of financing fees totaling $0.5 million. Excluding these items, net of taxes, Coinstar, Inc. reported adjusted net income of $6.1 million. A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Quarter ended 6/30/06
GAAP fully taxed, fully diluted earnings per share	$0.15
Amortization of intangibles, net of tax	0.03
Stock-based compensation, net of tax	0.03
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.01

Adjusted fully taxed, fully diluted earnings per share	$0.22

Included in GAAP net income for the first half of 2006 were certain non-cash charges including $2.8 million in amortization of intangible assets, $0.6 million in amortization of financing fees, $2.9 million in non-cash stock based compensation, and our portion of the non-cash losses associated with our investments in DVD kiosk companies totaling $0.6 million. Excluding these items, net of taxes, Coinstar, Inc. reported adjusted net income of $12.2 million. A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Six Months ended 6/30/06
GAAP fully taxed, fully diluted earnings per share	$0.30
Amortization of intangibles, net of tax	0.06
Stock based compensation expense, net of tax	0.06
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.02

Adjusted fully taxed, fully diluted earnings per share	$0.44

At June 30, 2006, Coinstar, Inc. had approximately $87.7 million in cumulative net operating loss carryforwards. Although Coinstar recorded $3.1 million in tax expense for the second quarter, cash paid for taxes during the three-month period ended June 30, 2006, totaled only $857,000 as a result of these net operating loss carryforwards.

“We are pleased with our second quarter results, particularly our ability to generate solid financial performance while continuing to integrate our recently acquired businesses. We are making measurable strides in this regard and expect continued success in the form of new retail customer relationships, increased sales penetration with existing retail accounts, and margin expansion as we leverage our infrastructure,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “Beyond the current period, the underlying trend in the business is overwhelmingly positive with regard to the 4th Wall strategy. In fact, we are seeing many of our retail customers embrace more than one Coinstar product, and in the process, materially increasing their square foot profitability. This value proposition should drive our longer term performance and create significant value for our shareholders.”

Other Information

	Quarter ended 6/30/06	Quarter ended 6/30/05
Cash paid for capital expenditures (in thousands)	$8,447	$11,176
Installed Base
Coin	13,100	12,400
- Coin to card or e-certificate enabled	6,700	1,300
- E-payment enabled	3,800	3,500
Crane	31,000	21,000
Bulk heads and other	267,000	154,500
POSA terminals	19,500	17,000

Share Repurchase

For the three months ended June 30, 2006, Coinstar repurchased 213,307 shares of common stock at an average price of $22.59 per share. The aggregate expenditure during the quarter totaled $4.8 million.

Year to date, Coinstar has repurchased 228,007 shares at an average price of $22.82. The aggregate expenditure for the year to date period totaled $5.2 million.

Third Quarter Expectations

Management estimates that revenue for the third quarter ending September 30, 2006, will range from $140 million to $150 million. Management estimates that for the third quarter ending September 30, 2006, GAAP earnings per fully diluted, fully taxed, share will range from $0.15 to $0.22 and adjusted fully diluted, fully taxed earnings per share will range from $0.22 to $0.29.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the second quarter will be broadcast live over the Internet today, Thursday, July 27, 2006, at 4:30 p.m. Eastern time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services and self-service DVD rental. The company’s products and services can be found at more than 60,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the effect of and financing of recent acquisitions, the ability to successfully integrate acquired businesses, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retailers for the installation of Coinstar machines and the retention of the current agreements with our existing retailers on terms that are not materially adverse to Coinstar, Inc., legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part II of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of July 27, 2006. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and other. We believe EBITDA is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate the Company’s performance and manage its operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

	Quarter ended 06/30/06	Six Months ended 06/30/06
Net income	$4,119	$8,298
Depreciation, amortization and other	14,805	28,991
Interest expense, net	3,594	6,945
Early retirement of debt	—	238
Income taxes	3,111	6,240

EBITDA	$25,629	$50,712

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our discretionary and non-discretionary expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

	Quarter ended 06/30/06	Six Months ended 06/30/06
Net cash provided by operating activities	$38,707	$43,406
Changes in operating assets and liabilities, net of acquisitions	(16,033)	2,258
Cash paid for capital expenditures	(8,447)	(15,864)

FREE CASH FLOW	$14,227	$29,800

Adjusted earnings per share: we believe adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
REVENUE	$130,327	$109,840	$256,359	$215,425
EXPENSES:
Direct operating	86,437	74,389	172,736	147,269
Marketing	3,389	1,975	4,313	2,932
Research and development	1,393	1,516	2,634	2,825
General and administrative	13,811	8,687	26,577	17,279
Depreciation and other	13,295	10,958	26,154	21,764
Amortization of intangible assets	1,510	1,104	2,837	2,135

Income from operations	10,492	11,211	21,108	21,221

OTHER INCOME (EXPENSE):
Interest income and other, net	420	379	891	705
Interest expense	(3,986)	(3,100)	(7,718)	(5,950)
Income from equity investments	304	153	495	315
Early retirement of debt	—	—	(238)	—

Income before income taxes	7,230	8,643	14,538	16,291
Income taxes	(3,111)	(3,378)	(6,240)	(6,358)

NET INCOME	$4,119	$5,265	$8,298	$9,933

NET INCOME PER SHARE:
Basic	$0.15	$0.21	$0.30	$0.39
Diluted	$0.15	$0.21	$0.30	$0.39

WEIGHTED SHARES OUTSTANDING:
Basic	27,754	25,354	27,735	25,313
Diluted	28,034	25,561	28,011	25,613

CASH PAID FOR CAPITAL EXPENDITURES	$8,447	$11,176	$15,864	$24,985

Coinstar, Inc.

Non GAAP Consolidated Statements of Operations

Excluding Stock Based Compensation Expense*

(in thousands, except per share data)

(unaudited)

Income from operations before stock based compensation expense is a financial measure we use to evaluate the underlying results and operating performance of our business. The difference between income from operations (the most comparable GAAP measure) and income from operations before stock based compensation expense (the non GAAP measure) reflects the impact of adopting SFAS 123(R) on the current period results. We believe income from operations before stock based compensation expense is a useful measure that allows investors to draw comparisons between operating results reported prior to adoption of SFAS 123(R) and the current period which may mask underlying trends and make it difficult to give investors perspective on underlying business results.

	Three months ended June 30, 2006				Three months ended June 30, 2005
	GAAP Results	Stock Based Compensation Expense*		Pro Forma Results
REVENUE	$130,327	$		$130,327	$109,840
EXPENSES:
Direct operating	86,437		(264)	86,173	74,389
Marketing	3,389		(35)	3,354	1,975
Research and development	1,393		(85)	1,308	1,516
General and administrative	13,811		(871)	12,940	8,687
Depreciation and other	13,295			13,295	10,958
Amortization of intangible assets	1,510			1,510	1,104

Income from operations	10,492		1,255	11,747	11,211
OTHER INCOME (EXPENSE):
Interest income and other, net	420			420	379
Interest expense	(3,986)			(3,986)	(3,100)
Income from equity investments	304			304	153
Early retirement of debt	—			—	—

Income before income taxes	7,230		1,255	8,485	8,643
Income taxes	(3,111)		(282)	(3,393)	(3,378)

NET INCOME	$4,119		$973	$5,092	$5,265

NET INCOME PER SHARE:
Basic	$0.15			$0.18	$0.21
Diluted	$0.15			$0.18	$0.21

*	Stock-based compensation expense represents the incremental expense recorded as a result of adopting SFAS 123(R), Share-Based Payment.

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$23,700	$45,365
Cash in machine or in transit	61,567	60,070
Cash being processed	65,747	69,832
Trade accounts receivable, net of allowance for doubtful accounts of $962 and $469 at June 30, 2006 and December 31, 2005, respectively	14,947	9,046
Inventory	35,019	31,234
Deferred income taxes	16,441	17,330
Prepaid expenses and other current assets	9,222	11,020

Total current assets	226,643	243,897
PROPERTY AND EQUIPMENT, NET	153,832	148,811
DEFERRED INCOME TAXES	496	5,385
OTHER ASSETS	5,069	5,392
EQUITY INVESTMENTS	19,727	19,966
INTANGIBLE ASSETS, NET	46,110	40,139
GOODWILL	204,582	179,811

TOTAL ASSETS	$656,459	$643,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,310	$34,760
Accrued liabilities payable to retailers	73,048	77,175
Other accrued liabilities	30,554	26,941
Current portion of long-term debt and capital lease obligations	7,749	3,850

Total current liabilities	155,661	142,726
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	194,542	206,628
DEFERRED TAX LIABILITY – NON-CURRENT	2,927	—

Total liabilities	353,130	349,354

STOCKHOLDERS’ EQUITY:
Common stock	334,456	328,951
Accumulated deficit	(4,860)	(13,158)
Treasury stock	(27,986)	(22,783)
Accumulated other comprehensive income	1,719	1,037

Total stockholders’ equity	303,329	294,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$656,459	$643,401